Exhibit 4.3

Execution Version

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 20, 2021, by and among Audacy Capital Corp. (f/k/a Entercom Media Corp.), a Delaware corporation (the “Issuer”), the guarantors party hereto (the “Subsidiary Guarantors”) and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (in such capacity, the “Trustee”) and as notes collateral agent (in such capacity, the “Notes Collateral Agent”).

W I T N E S S E T H

WHEREAS, the Issuer, the Subsidiary Guarantors, the Trustee and the Notes Collateral Agent have heretofore executed and delivered an indenture, dated as of April 30, 2019 (as supplemented by the First Supplemental Indenture, dated as of December 13, 2019, the “Indenture”), relating to the issuance of the Issuer’s 6.500% Senior Secured Second-Lien Notes due 2027;

WHEREAS, pursuant to and on the date of the Indenture, the Issuer initially issued $325,000,000 aggregate principal amount of its 6.500% Senior Secured Second-Lien Notes due 2027 (the “Initial Notes”);

WHEREAS, Section 2.01(d) of the Indenture provides that Additional Notes ranking pari passu with the Initial Notes may be issued from time to time by the Issuer (subject to compliance by the Issuer with Sections 4.10 and 4.13 of the Indenture) without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and, except as set forth therein, shall have the same terms as to status, redemption or otherwise as the Initial Notes;

WHEREAS, the Issuer and the Subsidiary Guarantors desire to execute and deliver this Supplemental Indenture for the purpose of issuing an additional $45,000,000 aggregate principal amount of the Issuer’s 6.500% Senior Secured Second-Lien Notes due 2027 (the “Additional 2027 Notes” and, together with the Initial Notes, the “Notes”), having the same terms as the Initial Notes, except as set forth herein; and

WHEREAS, Section 9.01(13) of the Indenture provides that, among other things, the Issuer, the Subsidiary Guarantors and the Trustee may supplement the Indenture without the consent of any Holder to provide for the issuance of Additional Notes in accordance with the terms of the Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Additional Notes. As of the date hereof, the Issuer will issue, and the Trustee is directed to authenticate and deliver, the Additional 2027 Notes, which constitute Additional Notes under the Indenture, having the same terms as the Initial Notes (other than as set forth in this paragraph), at an issue price of 100.750%, plus accrued and unpaid interest from May 1, 2021. The interest on the Additional 2027 Notes shall accrue from May 1, 2021. The Initial Notes and the Additional 2027 Notes shall be treated as a single class for all purposes under the Indenture. The Additional 2027 Notes shall be substantially in the form of Exhibit A to the Indenture. Each of the Subsidiary Guarantors hereby reaffirms its Guarantee, in each case, as set forth in Article 10 of the Indenture, with respect to the Additional 2027 Notes.

(3) Necessary Actions. Each of the Issuer and the Subsidiary Guarantors hereby represents and warrants that all actions necessary to give effect to this Supplemental Indenture have been taken.

(4) Governing Law. THIS SUPPLEMENTAL INDENTURE, THE ADDITIONAL NOTES AND THE GUARANTEES OF THE ADDITIONAL NOTES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(5) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.

(6) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(7) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by action or otherwise, (iii) the due execution hereof by the Company or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

(8) Continued Effect. Except as expressly supplemented and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all the terms and conditions of this Supplemental Indenture, with respect to the Additional 2027 Notes, shall be and is deemed to be part of the terms and conditions of the Indenture for any and all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

AUDACY CAPITAL CORP.
(F/K/A ENTERCOM MEDIA CORP.)

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

ON BEHALF OF EACH OF THE SUBSIDIARY GUARANTORS LISTED ON SCHEDULE I HERETO

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

[Signature Page to the Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee and Notes Collateral Agent

By:	/s/ Kathryn Fischer
Name:	Kathryn Fischer
Title:	Vice President

By:	/s/ Chris Niesz
Name:	Chris Niesz
Title:	Vice President

[Signature Page to the Supplemental Indenture]

SCHEDULE I

Subsidiary Guarantor

Audacy Miami, LLC (f/k/a Entercom Miami, LLC)

Audacy Corp. (f/k/a Entercom, Inc.)

Audacy Operations, Inc. (f/k/a Entercom Operations, Inc.)

Audacy Illinois, LLC (f/k/a Audacy Illinois, LLC)

Audacy Maryland, LLC (f/k/a Entercom Maryland, LLC)

Audacy Massachusetts, LLC (f/k/a Entercom Massachusetts, LLC)

Audacy Michigan, LLC (f/k/a Entercom Michigan, LLC)

Audacy Washington DC, LLC (f/k/a Entercom Washington DC, LLC)

Audacy Radio Tower, LLC (f/k/a Entercom Radio Tower, LLC)

Audacy Sports Radio, LLC (f/k/a Entercom Sports Radio, LLC)

Eventful, LLC

Audacy Georgia, LLC (f/k/a Entercom Georgia, LLC)

Audacy California, LLC (f/k/a Entercom California, LLC)

Audacy Colorado, LLC (f/k/a Entercom Colorado, LLC)

Audacy Florida, LLC (f/k/a Entercom Florida, LLC)

Audacy South Carolina, LLC (f/k/a Entercom South Carolina, LLC)

Audacy Indiana, LLC (f/k/a Entercom Indiana, LLC)

Audacy Kansas, LLC (f/k/a Entercom Kansas, LLC)

Audacy Missouri, LLC (f/k/a Entercom Missouri, LLC)

Audacy Louisiana, LLC (f/k/a Entercom Louisiana, LLC)

Audacy New York, LLC (f/k/a Entercom New York, LLC)

Audacy North Carolina, LLC (f/k/a Entercom North Carolina, LLC)

Audacy Pennsylvania, LLC (f/k/a Entercom Pennsylvania, LLC)

Audacy Oregon, LLC (f/k/a Entercom Oregon, LLC)

Audacy Rhode Island, LLC (f/k/a Entercom Rhode Island, LLC)

Audacy Washington, LLC (f/k/a Entercom Washington, LLC)

Audacy Tennessee, LLC (f/k/a Entercom Tennessee, LLC)

Audacy Texas, LLC (f/k/a Entercom Texas, LLC)

Audacy Virginia, LLC (f/k/a Entercom Virginia, LLC)

Audacy Wisconsin, LLC (f/k/a Entercom Wisconsin, LLC)

Audacy License, LLC (f/k/a Entercom License, LLC)

Audacy Properties, LLC (f/k/a Entercom Properties, LLC)

Audacy Arizona, LLC (f/k/a Entercom Arizona, LLC)

Audacy Connecticut, LLC (f/k/a Entercom Connecticut, LLC)

Audacy Minnesota, LLC (f/k/a Entercom Minnesota, LLC)

Audacy Nevada, LLC (f/k/a Entercom Nevada, LLC)

Audacy Ohio, LLC (f/k/a Entercom Ohio, LLC)

Infinity Broadcasting LLC

Pineapple Street Media LLC

QL Gaming Group, LLC

Podcorn Media, LLC